DRAFT--October 28, 1996

                                                                      EX.7a



                                            RETIREMENT PLAN FOR
                                      NON-INTERESTED PERSON DIRECTORS
                                     AND  TRUSTEES  OF  LORD  ABBETT  FUNDS  (As
                             Amended and Restated as of September 1, 1996)


                                                ARTICLE I.

                                            PURPOSE OF THE PLAN

                  SECTION 1.1 The Retirement Plan for Non-Inter ested Person Directors and Trustees of Lord Abbett Funds (the "Plan") is established by the Adopting Funds to attract and retain Independent Board Members by providing such members with retirement income upon the terms and conditions set forth in the Plan.


                                                ARTICLE II.

                                                DEFINITIONS

                  SECTION 2.1 Whenever used herein, unless the context indicates otherwise, the following terms shall have the respective meanings set forth below:

                  ACTUARIAL   EQUIVALENT:   A  benefit   having  the   actuarial
equivalent value to the benefit from which it is derived using the actuarial assumptions set forth on Schedule A.

                  ADOPTING FUND: Each investment company referred to on Schedule B that has adopted the Plan for its Inde pendent Board Members and any investment company sponsored and managed by Lord Abbett that adopts the Plan after the Effective Date as provided in Article VII of the Plan.

                  ANNUAL RETAINER FEE: The annual fee payable to an
Independent Board Member by an Adopting Fund for serving as an Independent Board Member, excluding any fees relating to attending meetings or chairing committees.

                  DISABILITY: Permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                  EARLY RETIREMENT BENEFIT: The benefit calculated under Section 4.2 of the Plan.

                  EFFECTIVE DATE:  August 13, 1992.

                  ELIGIBLE BOARD MEMBER:  An Independent Board
Member who satisfies the eligibility requirements set forth in Article III of the Plan.

                  INDEPENDENT BOARD MEMBER: Any director (if the Adopting Fund is a corporation) or any trustee (if the Adopting Fund is a trust) of an Adopting Fund who is not an interested person (as such term is defined in the Investment Company Act of 1940, as amended) of the Adopting Fund.

                  LORD ABBETT: Lord, Abbett & Co., the investment adviser to each Adopting Fund.

                  NORMAL RETIREMENT BENEFIT:  The benefit
calculated
under Section 4.1 of the Plan.

                  NORMAL RETIREMENT DATE: The last day of the calendar month in which an Eligible Board Member attains age 72, PROVIDED that the Normal Retirement Date for an Eligible Board Member who has attained age 72 prior to the Effective Date shall be the first anniversary of the Effective Date or such earlier date as shall be determined by the other Independent Board Members.

                  RETIREMENT: Any termination of service of an Eligible Board Member of an Adopting Fund other than by reason of death (I) after attaining his Normal Retirement Date or (II) which is approved by the Board of Directors or Trustees of such Adopting Fund pursuant to Section 4.2.

                  YEAR  OF  SERVICE:   Each  twelve  months  of  service  as  an
Independent Board Member of any Adopting Fund, commencing on the date the Independent Board Member is elected as a director or trustee of such Adopting Fund, regardless of whether such service is performed prior to the Effective Date or prior to the time the Adopting Fund becomes an Adopting Fund hereunder. Nothing in the preceding sentence shall be construed to provide any Independent Board Member with credit for more than one Year of Service for any twelve month period during which such Independent Board Member serves on the Boards of more than one Adopting Fund.

                                               ARTICLE III.

                                                ELIGIBILITY

                  Each Independent Board Member who was serving as such on September 1, 1996, who does not make an election by the close of business on November 29, 1996 to receive benefits under the Deferred Compensation Plans of the Funds in lieu of retirement benefits under the Plan and who has completed at least ten Years of Service as an Independent Board Member will be eligible to receive retirement benefits under the Plan as provided in Article IV.


                                                ARTICLE IV.

                                            RETIREMENT BENEFIT

                  SECTION  4.1 NORMAL  RETIREMENT  BENEFIT.  An  Eligible  Board
Member whose Retirement occurs on or after his Normal Retirement Date will receive from each Adopting Fund which he served as an Independent Board Member at the time of such Retirement an annual benefit payable for the remainder of his life in an amount equal to 100% of the Annual Retainer Fee in effect on the date of the Eligible Board Member's Retirement.

                  SECTION 4.2 EARLY RETIREMENT BENEFIT. If, in its sole discretion, the Board of Directors or Trustees of an Adopting Fund on which an Eligible Board Member serves determines that an Eligible Board Member has "good cause" to retire prior to his Normal Retirement Date, the Eligible Board Member's termination of service shall be treated as a Retirement and he shall receive an Early Retirement Benefit calculated as provided in this Section 4.2. The Early Retirement Benefit shall be an annual benefit payable for the remainder of the Eligible Board Member's life which is the Actuarial Equivalent of the Eligible Board Member's Normal Retirement Benefit. Good cause may include (but is not limited to) the Disability of the Eligible Board Member or personal circumstances making it impractical for the Eligible Board Member to continue as an Independent Board Member.

                  SECTION 4.3 SPOUSAL BENEFIT. An Eligible Board Member may elect prior to his Retirement to receive a reduced Normal Retirement Benefit or Early Retirement Benefit, as the case may be, for his life and to provide a survivor benefit to his surviving spouse, if any, for her life equal to the percentage (not greater than 100%) of his reduced annual benefit specified in his election. If an

Eligible Board Member elects a survivor benefit, but does not specify the percentage of his reduced benefit to be payable to his spouse, such spousal benefit shall be 50% of his reduced annual benefit. In the event that an Eligible Board Member elects a survivor benefit, the annual benefits payable in respect of the Eligible Board Member and his spouse shall be equal to the Actuarial Equivalent of the annual benefit which would have been payable to such Member on a straight life basis.

                  SECTION 4.4  PRE-RETIREMENT DEATH BENEFIT.  In
                  -----------  ----------------------------
the
event an Eligible Board Member dies prior to Retirement, such Member's surviving spouse, if any, shall receive a spousal death benefit for the spouse's life calculated and payable as provided in this Section 4.4. The benefit payable to a surviving spouse hereunder shall be calculated and payable at the same time and in the same manner as a survivor benefit under Section 4.3 assuming that the Eligible Board Member survived until his Normal Retirement
Date, elected a survivor benefit under Section 4.3 equal to 50% of his reduced annual benefit and commenced receipt of his reduced benefit prior to his death; provided, however, that the surviving spouse may elect, within 90 days of the date of the Eligible Board Member's death, that the spousal benefit be paid as though the Independent Board Member had retired pursuant to Section 4.2 (with a reduced benefit) immediately prior to his death.


                                                ARTICLE V.

                                              TIME OF PAYMENT

                  Any  benefit   payable  under  Article  IV  shall  be  payable
quarterly.


                                                ARTICLE VI.

                                  PAYMENT OF BENEFIT; ALLOCATION OF COSTS

                  Each Adopting Fund is responsible for the payment of the benefits payable by it and the Adopting Funds are responsible for the payment of all expenses of administration of the Plan, including without limitation all accounting, legal fees and other Plan expenses. The Adopting Funds shall from time to time agree as to the manner in which the expenses of the Plan shall be allocated among the respective Adopting Funds. The obligations of each Adopting Fund to pay benefits and such expenses will not be secured or funded in any manner, and such obligations will not have any preference over the lawful claims of each Adopting Fund's creditors or shareholders, as the case may be.


                                               ARTICLE VII.

                                              ADMINISTRATION

                  Any question involving entitlement to payments under, or the administration of, the Plan will be referred to the Board of Directors or the Board of Trustees of the Adopting Fund or Funds that are affected. Except as otherwise provided herein, the Board of Directors or Board of Trustees of each Adopting Fund will make all interpreta tions and determinations necessary or desirable for the Plan's administration with respect to such Adopting Fund, and such interpretations and determinations will be final and conclusive.


                                               ARTICLE VIII.

                                  MISCELLANEOUS AND TRANSITION PROVISIONS

                  8.1 RIGHTS NOT ASSIGNABLE. The right to receive any payment under the Plan is not transferable or assignable. Except as provided in Sections
4.3 and 4.4, nothing in the Plan shall create any benefit, cause of action, right of sale, transfer, assignment, pledge, encumbrance, or other such right in any spouse or heirs or the estate of any Independent Board Member or former Independent Board Member.

                  8.2 AMENDMENT, ETC. The Board of Directors or Board of Trustees of an Adopting Fund may amend or terminate the Plan at any time with respect to such Adopting Fund, PROVIDED that no amendment or termination will impair the rights of an Eligible Board Member to receive upon Retirement the payments which would have been made to such Board Member had there been no such amendment or termination (based upon such Board Member's Years of Service to, and the Annual Retainer Fee payable at, the date of such amendment or termination) or the rights of an Eligible Board Member to receive any benefits due under the Plan, without the consent of such Eligible Board Member. Any investment company sponsored and managed by Lord Abbett may become an Adopting Fund by adopting the Plan after the Effective Date.

                  8.3 NO RIGHT TO REELECTION. Nothing in the Plan will create any obligation on the part of any Adopting Fund to nominate any Independent Board Member for reelection.

                  8.4 CONSULTING. After Retirement, each Eligible Board Member may render such services for any Adopting Fund for such compensation as may be agreed upon from time to time by such Eligible Board Member and such Adopting Fund.

                  8.5 RETIREMENT POLICY. It shall be the policy of each Adopting Fund that each Independent Board Member shall retire on his Normal Retirement Date.

                                                Schedule A

                                         Actuarial Assumptions to
                                      DETERMINE ACTUARIAL EQUIVALENT



Discount Rate:                        The interest rate in effect on January
                                      1 of the then current year for use by
                                      the Pension Benefit Guaranty
                                      Corporation ("PBGC") to determine the
                                      present value of lump sum
                                      distributions on plan terminations

Mortality Rates:                      PBGC mortality tables then in effect

Other Factors:                        As determined by the actuary
                                      calculating the amount of such benefit
                                      using reasonable methods consistent
                                      with customary actuarial practices

                                                Schedule B

                                    Funds Adopting the Retirement Plan
                                   for Non-Interested Person Directors
                                    AND TRUSTEES OF LORD ABBETT FUNDS



Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Mid-Cap Value Fund, Inc.
Lord Abbett Affiliated Fund, Inc.
Lord Abbett Equity Fund
Lord Abbett Series Fund, Inc.
Lord Abbett Global Fund, Inc.
Lord Abbett Securities Trust
Lord Abbett Investment Trust
Lord Abbett Research Fund, Inc.
Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Tax-Free Income Fund, Inc.
Lord Abbett Tax-Free Income Trust
Lord Abbett U.S. Government Securities Money
  Market Fund, Inc.

                                                                    ex. 7b
                                                    DRAFT--October 28, 1996






                      EQUITY-BASED PLANS FOR NON-INTERESTED
              FORM OF DIRECTORS AND TRUSTEES OF LORD ABBETT FUNDS



1.       PURPOSE.

                  The purpose of these Equity-Based Plans for Non- Interested Person Directors and Trustees (collectively, the "Equity-Based Plans" and separately, an "Equity-Based Plan"), which were initially called the Deferred Compensation Plan for Non-Interested Person Directors and Trustees of Lord Abbett Funds, is to provide eligible directors and trustees of each investment company referred to on Schedule I that has adopted an Equity-Based Plan and any other investment company sponsored and managed by Lord, Abbett & Co. that adopts an Equity-Based Plan (collectively, the "Companies" and separately, a "Company") with the opportunity to defer the receipt of compensation earned by them as directors and trustees in lieu of receiving payment of such compensation currently and to give them to the extent of such deferred compensation and other compensation a pecuniary interest in the investment performance of the Companies. The Plans constitute a separate Plan of each Company.

 2. ELIGIBILITY.
                  Any member of the Board of Trustees (if a Company is a trust) and any member of the Board of Directors (if a

Company is a corporation) of a Company (the "Board") who is not an "interested person" of such Company as such term is defined in the Investment Company Act of 1940 (an "Independent Board Member") shall be eligible to participate in the Plan of such Company. 3. AMOUNTS OF DEFERRALS.
                  (a) ACCRUED PENSION PLAN DEFERRALS. The "Retirement Plan for Non-Interested Person Directors and Trustees of Lord Abbett Funds" (the "Pension Plan") has been amended, effective October 16, 1996, to provide that Independent Board Members may elect to receive equity-based benefits under the Equity-Based Plans in lieu of retirement benefits under the Pension Plan. Any Independent Board Member who makes such an election by the close of business on November 29, 1996 shall not be entitled to retirement benefits under the Pension Plan, but shall have his Account (as defined in section 4) for each Company increased, as of the November 29, 1996, through credit of an amount equal to the value of such Independent Board Member's retirement benefits under such Company's Pension Plan (prior to giving effect to such amendment) as accrued to such date on the books and records of such Company.
                  (b)  MANDATORY DEFERRALS.  Each Independent Board
Member who makes the election referred to in the foregoing
section 3(a) by the close of business on November 29, 1996, and each Independent Board Member who becomes an Independent Board Member after such date, shall defer receipt of such amount, if any, of the compensation earned by such Independent Board Member for serving as a member of the Board or as a member of any committee (or subcommittee of such committee) of the Board of which such Independent Board Member from time to time may be a member as may be specified with respect to such Independent Board Member from time to time by resolution of the Independent Board Members.

                  (c) OPTIONAL DEFERRALS. In addition to the above deferrals an Independent Board Member may elect to defer receipt of all or a specified portion of any other compensation (including fees for attending meetings) earned by such Independent Board Member by notice to the Companies.
Expenses of attending meetings of the Board, committees of the Board or subcommittees of such committees may not be deferred.

4.       EQUITY-BASED ACCOUNTS.
                  A deferred compensation equity-based account (the "Account") shall be established by each Company in the name of each Independent Board Member. Any amounts credited to an Account pursuant to section 3(a) will be credited as of the close of business on November 29, 1996. Any compensation earned by an Independent Board Member during any year and deferred pursuant to section 3(b) will be
credited to such Independent Board Member's Account on a quarterly basis on the last days of March, June, September and December of such year. Any compensation deferred by an Independent Board Member pursuant to section 3(c) will be credited to such Independent Board Member's Account on the date such compensation otherwise would have been payable to such Independent Board Member.
5. ACCOUNT INVESTMENT.
                  (a) TREATMENT OF CREDIT AMOUNTS. Any amounts credited at any time to an Independent Board Member's Account established by a Company shall be deemed invested in a number of shares, which shall be class A shares if such Company has multiple classes of shares, of such Company's Common Stock equal to the quotient of (i) the amount credited to the Independent Board Member's Account divided by (ii) the Net Asset Value per share as of the date such amount is so credited. The Net Asset Value per share shall be determined as set forth in the Company's Articles of Incorporation. If such Company has more than one series, the amount credited to the Independent Board Member's Account shall be allocated between or among the series on the same basis as the compensation being deferred is charged to the series (or, in the case of an amount credited pursuant to section 3(a), on the same basis as the amount thereof was charged to the series).

                  (b) MERGERS, ETC. In the event that the Company shall pay a stock dividend on, or split up, combine, reclassify or substitute other securities by merger, consolidation or otherwise for its outstanding shares, the number of shares credited to the Independent Board Member's Account shall be adjusted to preserve rights substantially proportionate to the rights held immediately prior to such event.
                  (c) DISTRIBUTIONS. On each payable date of a dividend or capital gains distribution declared by the Board of a Company, the Account will be credited with the number of full and fractional shares of the Company or series that the shares of such Company or series deemed to be held in the Account would have purchased if such dividend or distribution had been reinvested at the Net Asset Value on the investment date established by the Board with respect to such dividend or distribution.
6.       MANNER OF ELECTING OPTIONAL DEFERRALS; PAYMENT
         ELECTIONS.
                  (a) NOTICE. Each Independent Board Member who participates in a Plan shall complete, sign and file with the Companies for which he is an Independent Board Member a Notice of Election (the "Notice") in one or more of the forms attached hereto as Exhibits A, B and C. The Notice shall include, as appropriate:

         (i)      the amount, if any, of compensation to be deferred
                  under section 3(c);
    (ii) the time or times of payment of any amounts credited and deferred under sections 3(a) and (b) and of any amounts deferred under section 3(c);
   (iii) the manner of payment of any amounts credited and deferred under sections 3(a) and (b) and of any amounts deferred under section 3(c) (I.E., in a lump sum or in a number of annual installments); and
    (iv) any beneficiary designated pursuant to section 9(b) and the manner of payment to such designated beneficiary.
                  (b) DATE OF FIRST PAYOUT OF OPTIONAL DEFERRALS UNDER SECTION 3(C). With respect to amounts deferred pursuant to section 3(c), each Independent Board Member shall have the right in the Notice to elect to defer the receipt of such deferred compensation until any one of the following events, which such Independent Board Member shall specify in the Notice:
         (i) the first business day of January following the year in which such Independent Board Member ceases to be an Independent Board Member of the Companies;

    (ii) the date such Independent Board Member specifically chooses (but not earlier than the January 1 of the second calendar year following the calendar year in which such election is made); or
   (iii) the date on which some specific future event occurs which is not within the Independent Board
                  Member's control.
                  (c)  DATE OF FIRST PAYOUT OF AMOUNTS CREDITED AND
DEFERRED UNDER SECTION 3(A) AND (B). With respect to amounts credited to an Account and deferred under sec tions 3(a) and (b), each Independent Board Member shall have the right in the Notice to elect to defer the receipt of such amounts until any of the events referred to in sec tion 6(b), which such Independent Board Member may specify separately for any amount credited under section 3(a) and any amounts deferred under section 3(b), but such receipt may not be earlier than the earliest of the following events:
    (i) the first business day of January following the year in which such Independent Board Member ceases to be an Independent Board Member of the Companies;
         (ii) the later of the first business day of January following the year in which such Independent
                  Board

                  Member turns 65 and January 1 of the second calendar year following the calendar year in which such election is made; and
   (iii)          the later of the first business day of January
                  following the year in which such Independent
                  Board
                  Member retires from his or her principal
                  occupation and January 1, of the second calendar
                  year following the calendar year in which such
                  election is made.
                  (d)  FAILURE TO DESIGNATE.  If an Independent
                       --------------------
Board Member who participates in a Plan fails to designate in his Notice a time or date as of which payment of his Account (or any part of his Account) shall commence, payment of such amount shall commence as of the date set forth in
(b)(i) above (unless the Independent Board Member files an amended Notice in compliance with section 8(b) selecting a different distribution date). If an Independent Board Member fails to designate in his Notice the manner of distribution to apply to his Account (or any part of his Account), such Account shall be distributed in a lump sum (unless the Independent Board Member files an amended Notice in compliance with section 8(b) selecting a different method of distribution).
                  (e)  DISSOLUTION, ETC.  Deferrals under this Plan
which are deemed invested in shares of a Company (or series
of a Company) shall be distributed upon the dissolution, liquidation or winding up of the Company (or other termination of the series), whether voluntary or involuntary; or the voluntary sale, conveyance or transfer of all or substantially all of a Company's (or a series') assets (unless the obligations of the Company or the series shall have been assumed by another investment company or another series of an investment company); or the merger of a Company into another trust or corporation or its consolidation with one or more other trusts or corporations (unless the obligations of the Company are assumed by such surviving entity and such surviving entity is another investment company).
                  (f) HARDSHIP. Upon application by an Independent Board Member and a determination by the Compensation and Nominating Committees of the Boards that the Independent Board Member has suffered a severe and unanticipated financial hardship, the Administrator shall distribute to the Independent Board Member, in a single lump sum, an amount equal to the lesser of the amount needed by the Independent Board Member to meet the hardship (pro-rata among the Accounts), or the balance of the Independent Board Member's Accounts.

7.       EFFECTIVE DATE AND DURATION OF DEFERRAL ELECTIONS.
                  (a)  ELECTION IRREVOCABLE.  Except as provided in
sections 7(b) and 8(a), any election by an Independent Board Member or nominee for election as an Independent Board Member to defer compensation pursuant to section 3(c) shall be irrevocable from and after the date on which such person's Notice is filed with the Companies. Elections to defer compensation pursuant to section 3(c) shall be effective to defer an Independent Board Member's compensation as follows:
         (i)      As to any Independent Board Member in office on
                  the effective date of the Plans who files a
                  Notice
                  no later than 60 days after such effective date,
                  the Notice shall be effective to defer any
                  compensation which may be deferred pursuant to
                  section 3(c) and is earned by such Independent
                  Board Member after the date of the filing of the
                  Notice;
    (ii)          As to any nominee for the office of trustee or
                  director who has not previously served as an
                  Independent Board Member and who files a Notice
                  prior to his election as an Independent Board
                  Member, such election to defer compensation
                  pursuant to section 3(c) shall be effective to
                  defer any compensation which may be deferred
                  pursuant to section 3(c) and is earned by such
                  nominee after his election as an Independent
                  Board
                  Member; and
   (iii)          As to any other Independent Board Member, the
                  election to defer compensation pursuant to sec
                  tion 3(c) shall be effective to defer any
                  compensation which may be deferred pursuant to
                  section 3(c) and is earned from and after January
                  1 of the calendar year next succeeding the year
                  in
                  which the Notice is filed.
                  (b)  CONTINUANCE OF NOTICES.  Any election to
                       ----------------------
defer compensation pursuant to section 3(c) made by an Independent Board Member shall continue in effect unless and until the Company is notified in writing by such Independent Board Member prior to the end of any calendar year that he wishes to terminate such election or modify the amount of compensation deferred pursuant to such election. Any such revocation or modification shall be effective only with re spect to compensation earned after the calendar year in which such amended Notice is filed with the Company. Upon receipt by the Company from an Independent Board Member of such an amended Notice, the applicable portion of compensation earned by such Independent Board Member from and after January 1 of the calendar year succeeding the day on which such Notice was received shall be paid currently and no longer deferred as provided in the Plan. However, any amounts in such Independent Board Member's Account on such January 1 and any amount which the Independent Board Member thereafter defers shall continue to be payable in accordance with the Notice (or Notices) pursuant to which it was deferred except as provided in section 8(a).
                  (c)  SUBSEQUENT NOTICE.  An Independent Board
Member who has filed a Notice to terminate deferment of compensation may thereafter again file a Notice to participate pursuant to section 6 hereof effective for the calendar year subsequent to the calendar year in which he files the new Notice.
8.       CHANGES IN FORM AND TIMING OF PAYMENT OF DEFERRED
         AMOUNTS.
                  An Independent Board Member may elect to change the timing and manner of any distribution election with respect to any or all amounts deferred and credited with respect to the Independent Board Member under the Plans by filing an amended Notice with the Companies
                  (a)  prior to the calendar year in which the
         Independent Board Member ceases to be an Independent
         Board Member of the Companies, and
                  (b)  by a date such that at least one full
         calendar year elapses between

                  (i)      the date as of which such amended Notice is
                           filed and
             (ii)          each of
                           (A)      the date as of which a distribution
                       would otherwise have commenced and
                   (B) the date as of which such distribution
                        will commence under such amended
                                     Notice.
No such amended Notice shall, however, provide for payment of an amount credited under section 3(a) or 3(b) earlier than permitted in accordance with section 6(c), except as provided in section 9(b). 9. PAYMENT OF AMOUNTS CREDITED TO ACCOUNTS.
                  (a) MANNER OF PAYMENT. An Account established by a Company for an Independent Board Member will be paid in a lump sum or in installments, or both, as specified in his Notice or amended Notice, and at the time or times specified in the Notice or amended Notice. If installments are elected by an Independent Board Member, such installments shall be paid in cash and the amount of the first cash payment shall be a fraction of the then value of the portion of such Account to be paid in installments, the numerator of which is one, and the denominator of which is the total number of installments. The amount of each subsequent cash payment shall be a fraction of the then value of such portion of such Account remaining after the prior payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. If a lump sum is elected, payment shall be made in the full and fractional shares of the Company (and of any series of such Company) in which the portion of such Independent Board Member's Account to be paid in a lump sum is deemed invested.
                  (b)  PAYMENT TO  BENEFICIARY.  In the event of an  Independent
Board Member's death before he has received payment of all amounts in an Account established by a Company for such Independent Board Member, the value of such Account shall be paid to the beneficiary designated in such Independent Board Member's Notice or, if no such beneficiary is designated, to such Independent Board Member's estate, in accordance with the provisions of the Equity-Based Plans. Any beneficiary so designated by an Independent Board Member may be changed at any time by notice in writing from such Independent Board Member to the Companies. Payments to a beneficiary shall be made in a lump sum or in installments, or both, as specified in the Independent Board Member's Notice or amended Notice. If a lump sum is elected, payment shall be made as soon as reasonably possible in the full and fractional shares of the Company (and of any series of such Company) in which such Account is deemed invested. If installments are elected, such installments shall be paid in cash in amounts determined as provided in section 9(a). If
an Independent Board Member fails to designate in a Notice
or amended Notice on file with the Companies at the time of
his death the manner of distribution to his designated
beneficiary, any distribution to such beneficiary (or if no
such beneficiary is designated, to his estate) shall be
made
in a lump sum.
10.      PRIOR DEFERRALS.
                  Notwithstanding   anything  else   contained   herein  to  the
contrary, if an Independent Board Member who is eligible to participate in a Plan under section 2 hereof has deferred any compensation under any arrangement in effect prior to the establishment of such Plan (i) such Independent Board Member shall be deemed to be a participant in such Plan, (ii) the amount credited for the benefit of such Independent Board Member under such arrangement as of December 31, 1992 shall be credited to such Independent Board Member's Account under such Plan as of January 1, 1993 and (iii) the provisions of such Plan shall apply to such Independent Board Member and to the amount described in subclause (ii) above as though such amount had been deferred under the terms of such Plan. Elections under sections 6 or 8 by an Independent Board Member subject to the provisions of this section 10 shall govern any amounts described in this section.

11.      STATEMENTS OF ACCOUNT.
                  Each Company will furnish each Independent Board Member with a statement setting forth the value of such Independent Board Member's Account under that Company's Plan and the value of each portion of the Account that relates to amounts deferred under each subsection of section 3 as of the end of each calendar year and all credits to and payments from such Account during such year. Such statements will be furnished no later than 60 days after the end of each calendar year. 12. RIGHTS IN ACCOUNTS.
                  Credits to Accounts and any shares purchased by the Companies to help satisfy the contractual obligations with respect to such Accounts shall remain part of the general assets of the Companies, shall at all times be the sole and absolute property of the Companies and shall in no event be deemed to constitute a fund, trust or collateral security for the payment of the deferred compensation to which Independent Board Members are entitled from such Accounts. The right of any Independent Board Member or his designated beneficiary or estate to receive future payment of deferred compensation under the provisions of the Plans shall be an unsecured claim against general assets of the Companies, if any, available at the time of payment.

13.      NON-ASSIGNABILITY.
                  Neither any Independent Board Member, his designated beneficiary nor his estate, nor any other person shall have the right to encumber, pledge, sell, assign or transfer the right to receive payments under the Plans, except by will or by the laws of descent and distribution. All such payments and the right thereto are expressly declared to be non-assignable. 14. ADMINISTRATION.
                  The Equity-Based Plans shall be administered by one or more officers of the Companies appointed by the Compensation and Nominating Committees of the Boards (the "Administrator"). All Notices and amendments shall be filed with the Administrator and the Administrator shall be responsible for maintaining records of all Accounts and for furnishing the annual statements of account provided for in section 11. The Administrator shall also have the general authority to interpret, construe and implement provisions of the Plans. Any determination by such officer(s) shall be binding on the Independent Board Member and shall be final and conclusive. 15. AMENDMENT OR TERMINATION.
                  The Equity-Based Plans may at any time be amended, modified or terminated by the Board. However, no amendment, modification or termination shall adversely affect any

Independent Board Member's rights in respect of amounts theretofore credited to his Accounts.
16.      EFFECTIVE DATE.
                  The Equity-Based Plans shall be effective as of January 1, 1993, and any amendments hereto shall be effective on the date of adoption thereof by the Boards or as otherwise provided in such amendments. The Deferred Compensation Plans in the form previously adopted by the Companies or the arrangements of the Companies for deferred compensation in effect prior to the establishment of the Equity-Based Plans, as the case may be, shall remain in effect until January 1, 1993.

                                                                 SCHEDULE I






                      Funds Adopting the Equity-Based Plans
                       for Non-Interested Person Directors
                        AND TRUSTEES OF LORD ABBETT FUNDS



Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Mid-Cap Value Fund, Inc.
Lord Abbett Affiliated Fund, Inc.
Lord Abbett Equity Fund
Lord Abbett Series Fund, Inc.
Lord Abbett Global Fund, Inc.
Lord Abbett Securities Trust
Lord Abbett Investment Trust
Lord Abbett Research Fund, Inc.
Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Tax-Free Income Fund, Inc.
Lord Abbett Tax-Free Income Trust
Lord Abbett U.S. Government Securities Money
   Market Fund, Inc.

[For use by new Board members or                                  EXHIBIT A
 by Board members who are  not
 currently deferring compensation]













                          INDEPENDENT BOARD MEMBERS OF
                       LORD, ABBETT & CO.-SPONSORED FUNDS



                               Notice of Election
                          UNDER THE EQUITY-BASED PLANS


         Effective for compensation that I earn as an Independent Board Member of each Lord Abbett-sponsored Fund in the future after I become an Independent Board Member or after the calendar year in which this Notice of Election is filed with the Companies if I am already an Independent Board Member, I hereby elect under section 6(a) and, if I am not already an Independent Board Member, section 6(c) of the Equity-Based Plans, as follows:

A.       Optional deferrals pursuant to section
         3(C) OF THE EQUITY-BASED PLANS.

         1.       AMOUNT DEFERRED:

                           (a)      All compensation that I may defer
                     pursuant to section 3(c) of the Equity-
                                    Based Plans

                           (b)      $              per month (pro rated
                                    among all Funds and series on the basis
                                    of such compensation)

                           (c)      Other:


         2.       PERIOD OF ELECTION:

                  Subject to my further election to change or terminate this election, my deferred election under item 1 shall continue:

                           (a)      Until I cease to be an Independent
                                    Board
                                    Member

                           (b)      Until
                                              [specify date or event]

         3.       TIME OF PAYMENT:

                           (a)      The first business day of January
                     following the year in which I cease to
                         be an Independent Board Member

                           (b) The first business day of (not earlier than January 1 of the second calendar year following the calendar year in which this Notice of Election is filed with the Companies):

                                                                       [specify
month/year]

                           (c)      The date of the following specific
                                    event
                                    which is not within my control:



         4.       NUMBER OF PAYMENTS:

                           (a)      Entire amount in a lump sum

                           (b)      In               annual installments
                     calculated as provided in section 9(a)
                                    of the Equity-Based Plans

                           (c)      With the consent of the Companies, as
                                    follows:

B. Mandatory deferrals pursuant to section 3(b) of the EQUITY-BASED PLANS (NEW INDEPENDENT BOARD MEMBERS ONLY).

         1.       TIME OF PAYMENT:

                           (a)      The first business day of January
                       following the year in which I cease
                        to be an Independent Board Member

                           (b)      The first business day of:

                                                                       [specify
month/year]

                           (c)      The date of the following specific
                                    event
                                    which is not within my control:



                  Any date or event specified in the foregoing  paragraph (b) or
                  (c) may not be earlier than the earliest of the following:

                           (i)        the first business day of January
                                      following the year in which I cease to
                                      be an Independent Board Member,

                           (ii) the later of the first business day of January following the year in which I turn 65 and January of the second calendar year following the calendar year in which this Notice of Election is filed with the Companies, and

                           (iii) the later of the first business day of January following the year in which I retire from my principal occupation and January of the second calendar year following the calendar year in which this Notice of Election is filed with the Companies

                  If the date or event specified in the foregoing paragraph (b) or (c) precedes the earliest of the dates referred to in the foregoing clauses (i), (ii) and (iii), the time of payment shall be the earliest of such dates referred to in clauses
                  (i), (ii) and (iii).

         2.       NUMBER OF PAYMENTS:

                           (a)      Entire amount in a lump sum

                           (b)      In               annual installments
                     calculated as provided in section 9(a)
                                    of the Equity-Based Plans

                           (c)      With the consent of the Companies, as
                                    follows:

C.       DESIGNATION OF BENEFICIARY:

         I hereby designate * as my beneficiary to receive all payments in the event of my death before payments in full hereunder have been made. In the event that the said beneficiary predeceases me, I hereby designate
         * as beneficiary instead.

         Benefits payable to my designated beneficiary shall be paid in accordance with section 9(b) of the Equity- Based Plans, as follows:

                  (a)      Entire amount in a lump sum

                  (b)      In               annual installments
                           calculated as provided in section 9(a) of the
                           Equity-Based Plans

                  (c)      In the  event I have  elected  pursuant  to  A4(b) or
                           B2(b) above to receive annual installments but such installments have not been paid in full, such installments shall be continued and paid to my designated beneficiary

                  (d)      With the consent of the Companies, as
                           follows:




                                      Name:


Date:



* If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.

[For use on or prior to                                           EXHIBIT B
 November 29, 1996 by Board
 members who wish to convert
 their retirement benefit
 to an equity-based benefit]


                          INDEPENDENT BOARD MEMBERS OF
                       LORD, ABBETT & CO.-SPONSORED FUNDS



                     Notice of Election to Receive Benefits
                         under the Equity-Based Plans in
                   LIEU OF BENEFITS UNDER THE RETIREMENT PLAN


1.       Election to Receive Benefits
         UNDER THE EQUITY-BASED PLANS:

         ____     I hereby elect (A) pursuant to section 3(a) of
                                  -
                  the
                  Equity-Based Plans and Article III of the
                  Retirement Plan to receive benefits under
                  sections
                  3(a) and 3(b) of the Equity-Based Plans in lieu
                  of
                  retirement benefits under the Retirement Plan and
                  (B) pursuant to sections 6(a) and 6(c) of the
                   -
                  Equity-Based Plans as follows with respect to such benefits:

2.       TIME OF PAYMENT:

                  (a)      The first business day of January
                           following the year in which I cease to
                           be an Independent Board Member

                  (b)      The first business day of:

                                                                       [specify
month/year]

                  (c) The date of the following specific event which is not within my control:



                  Any date or event specified in the foregoing  paragraph (b) or
                  (c) may not be earlier than the earliest of the following:

                  (i) the first business day of January following the year in which I cease to be an Independent Board Member,

                  (ii) the later of the first business day of January following the year in which I turn 65 and January 1, 1998, and

                  (iii) the later of the first business day of January following the year in which I retire from my principal occupation and January 1, 1998

                  If the date or event specified in the foregoing paragraph (b) or (c) precedes the earliest of the dates referred to in the foregoing clauses (i), (ii) and (iii), the time of payment shall be the earliest of such dates referred to in clauses
                  (i), (ii) and (iii).

3.       NUMBER OF PAYMENTS:

                  (a)      Entire amount in a lump sum

                  (b)      In               annual installments
                           calculated as provided in section 9(a) of the
                           Equity-Based Plans

                  (c)      With the consent of the Companies, as
                           follows:

4.       DESIGNATION OF AND PAYMENTS TO BENEFICIARY:

         I hereby designate * as my beneficiary to receive payments of the benefits under Sections 3(a) and 3(b) of the Equity-Based Plans in the event of my death before payments of such benefits have been made in full. In the event that the said beneficiary predeceases me, I hereby designate ___________________* as beneficiary instead.

         Benefits payable to my designated beneficiary shall be paid in accordance with section 9(b) of the Equity- Based Plans, as follows:

                  (a)      Entire amount in a lump sum

                  (b)      In               annual installments
                           calculated as provided in section 9(a) of the
                           Equity-Based Plans

                  (c) In the event I have elected pursuant to 3(b) above to receive annual installments but such installments have not been paid in full, such installments shall be continued and paid to my designated beneficiary

                  (d)      With the consent of the Companies, as
                           follows:





                                                              Name:


Date: November     , 1996



* If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.

[For use by Board members                                         EXHIBIT C
 who wish to change a
 prior election]




                          INDEPENDENT BOARD MEMBERS OF
                        LORD ABBETT & CO.-SPONSORED FUNDS



                           Amended Notice of Election
                          UNDER THE EQUITY-BASED PLANS


         I hereby elect pursuant to section 7(b) or 7(c) and section 8 of the Equity-Based Plans to change all prior Notices of Election I have filed with the Companies as follows:

D.       Optional deferrals pursuant to section
         3(C) OF THE EQUITY-BASED PLANS.

         1.       AMOUNT DEFERRED:

                  Effective for compensation earned as an Independent Board Member of each Lord Abbett- sponsored Fund after the calendar year in which this Amended Notice of Election is filed with the Companies, I hereby elect to defer under section 3(c) of the Equity-Based Plans:

                  ___      (a)      All compensation that I may defer
                     pursuant to section 3(c) of the Equity-
                                    Based Plans

                  ___      (b)      $_____________ per month (pro rated
                                    among all Funds and series on the basis
                                    of such compensation)

                  ___      (c)      Other: ____________________________

                  ___      (d)      None

         2.       PERIOD OF ELECTION:

                  Subject to my further election to change or terminate this election, my deferred election under item 1 shall continue:

                  ___      (a)      Until I cease to be an Independent
                                    Board Member

                  ___      (b)      Until _____________________________
                                              [specify date or event]

                  Effective for ALL amounts deferred under section 3(c) of the Equity-Based Plans, including any amounts previously deferred, I hereby elect as follows:

         3.       TIME OF PAYMENT:

                  ___      (a)      The first business day of January
                       following the year in which I cease
                        to be an Independent Board Member

                  ___      (b)      The first business day of:________
                                    ----------------------
                                    [specify month/year]

                  ___  (c)          The date of the following specific
                                    event
                         which is not within my control:



         4.       NUMBER OF PAYMENTS:

                  ___      (a)      Entire amount in a lump sum

                  ___      (b)      In _____ annual installments calculated
                       as provided in section 9(a) of the
                                    Equity-Based Plans

                  ___      (c)      With the consent of the Companies,
                                    as follows:_______________________
                                    ---------------

E.       Mandatory deferrals pursuant to section
         3(B) OF THE EQUITY-BASED PLANS.

         1.       TIME OF PAYMENT:

                           (a)      The first business day of January
                     following the year in which I cease to
                         be an Independent Board Member

                           (b)      The first business day of:

                                                                       [specify
month/year]

                           (c)      The date of the following specific
                                    event
                                    which is not within my control:

                  Any date or event specified in the foregoing  paragraph (b) or
                  (c) may not be earlier than the earliest of the following:

                           (i)        the first business day of January
                                      following the year in which I cease to
                                      be an Independent Board Member,

                           (ii) the later of the first business day of January following the year in which I turn 65 and January of the second calendar year following the calendar year in which this Notice of Election is filed with the Companies, and

                           (iii) the later of the first business day of January following the year in which I retire from my principal occupation and January of the second calendar year following the calendar year in which this Notice of Election is filed with the Companies

                  If the date or event specified in the foregoing paragraph (b) or (c) precedes the earliest of the dates referred to in the foregoing clauses (i), (ii) and (iii), the time of payment shall be the earliest of such dates referred to in clauses
                  (i), (ii) and (iii).

         2.       NUMBER OF PAYMENTS:

                           (a)      Entire amount in a lump sum

                           (b)      In               annual installments
                     calculated as provided in section 9(a)
                                    of the Equity-Based Plans

                           (c)      With the consent of the Companies, as
                                    follows:

F.       DESIGNATION OF BENEFICIARY:

         I hereby revoke any prior beneficiary designation I may have made under the Equity-Based Plans, and I hereby designate ___________________* as my beneficiary to receive payments in the event of my death before payments in full hereunder have been made. In the event that the said beneficiary predeceases me, I hereby designate ____________________* as beneficiary instead.

         Benefits payable to my designated beneficiary shall be paid in accordance with section 9(b) of the Equity- Based Plans, as follows:

                  (a)      Entire amount in a lump sum

                  (b)      In               annual installments
                           calculated as provided in section 9(a) of the
                           Equity-Based Plans

                  (c)      In the  event I have  elected  pursuant  to  A4(b) or
                           B2(b) above to receive annual installments but such installments have not been paid in full, such installments shall be continued and paid to my designated beneficiary

                  (d)      With the consent of the Companies, as
                           follows:

         I understand that this Amended Notice of Election shall be valid with respect to changes in the timing or number of payments only if it is filed with the Company (i) prior to the calendar year in which I cease to be an Independent Board Member, (ii) by a date such that one full calendar year elapses between the filing of this Amended Notice with the Companies and the date my distribution would otherwise have commenced under my prior Notice of Election and (iii) by a date such that one full calendar year elapses between the filing of this Amended Notice with the Companies and the date my distribution will commence under this Amended Notice of Election. My prior Notice of Election shall be effective to the extent this Amended Notice of Election is invalid and to the extent no entry is made under any of the above items.


                                                     --------------------------
                                      Name:

Date:  _____________________


* If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.